UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2011

PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-07573 (Commission File Number)	73-0618660 (IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 Houston, Texas (Address of principal executive offices)	77046 (Zip Code)
Registrant’s telephone number, including area code: (281) 406-2000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Parker Drilling Company’s Annual Meeting of Stockholders was held on May 5, 2011. Set forth below are descriptions of the matters voted on at the meeting and the results of the votes taken at the meeting.
1.	To elect three nominees (listed below) as Class III directors, each for a three-year term.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert L. Parker Jr.	63,513,982	12,083,398	30,218,825
John W. Gibson Jr.	62,145,798	13,451,582	30,218,825
Roger B. Plank	57,110,316	18,487,064	30,218,825
2.	To approve, on a non-binding advisory basis, the compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,159,667	15,170,471	267,242	30,218,825
3.	To consider and act upon a proposal for the ratification of the selection made by our Audit Committee reappointing KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,691,347	1,030,141	94,717	-0-
4.	To vote, on a non-binding advisory basis, on whether stockholders should vote on the compensation of the named executive officers every one, two or three years.

Votes For	Votes For	Votes For		Broker
1 Year	2 Years	3 Years	Abstentions	Non-Votes
67,123,694	403,079	7,922,678	147,929	30,218,825

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
By:	/s/ W. Kirk Brassfield
W. Kirk Brassfield, Senior Vice
President and Chief Financial Officer

Date: May 11, 2011